Exhibit 10.1

EXECUTION VERSION

AMENDMENT TO AGREEMENT

This Amendment (the “Amendment”) dated December 2, 2016 amends and supplements the terms of the Agreement (as amended and supplemented, the “Agreement”) made and entered into as of September 23, 2016, by and among Quantum Corporation, a Delaware corporation (the “Company”), and the entities and natural persons listed on Exhibit A to the Agreement and their respective Affiliates (collectively, “VIEX”) (each of the Company and VIEX, a “Party”, and collectively, the “Parties”).

1. Paragraph (d) of Section 1 of the Agreement is hereby amended and restated to read in its entirety as follows:

(d) The Company shall hold its next meeting of stockholders of the Company with respect to the election of directors of the Company on March 31, 2017 (the “Stockholder Meeting”).

2. Paragraph (b) of Section 2 of the Agreement is hereby amended and restated to read in its entirety as follows:

(b) For the purposes of this Agreement, “Standstill Period” shall mean the period commencing upon the execution and delivery of this Agreement and ending at the earliest of (i) 12:00 a.m., Pacific time, on February 1, 2017 (unless such date is extended by mutual agreement of the Parties hereto); (ii) public disclosure by the Company or public acknowledgement by the Company of an extraordinary corporate transaction; (iii) (A) the issuance of an order by the Delaware Court of Chancery under Section 211(c) of the Delaware General Corporation Law ordering the convening of the Stockholder Meeting, or (B) public announcement of a new date for the Stockholder Meeting that is, in either case, on a date that is not March 31, 2017; (iv) a material breach by the Company of this Agreement; provided that prior to any termination under this clause (iv) VIEX shall deliver written notice to the Company describing in reasonable detail the alleged material breach and the intention of VIEX to terminate the Standstill Period; and provided further that VIEX and the Company will negotiate in good faith for not less than 24 hours after the Company’s receipt of such notice to resolve any differences before VIEX takes action to terminate the Standstill Period (it being understood that any such termination is without prejudice to the right of the Company to assert that any such termination constitutes a breach of this Agreement); and (v) termination or frustration of the rights of the Observers under paragraph (a) of Section 1 of this Agreement (other than any termination of such Observer’s rights under Section 1(f)).

3. The following paragraph (d) is hereby added after paragraph (c) of Section 2 of the Agreement:

(d) Nothwithstanding any provision of Section 2.4 of the Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), to the contrary, a notice of business by any stockholder of record to be conducted at the Stockholder Meeting pursuant to Section 2.4(i) of the Bylaws or a notice of director nominations by any stockholder of record at the Stockholder Meeting pursuant to Section 2.4(ii) of the Bylaws that otherwise complies with the relevant provisions of Section 2.4 will be considered timely if it is received by the secretary of the Company within 10 days of the expiration or termination of the Standstill Period.

4. Promptly following the execution of this Amendment, the Company shall file with the SEC a Current Report on Form 8-K (the “8-K”) in the form of Exhibit A and VIEX shall file with the SEC an amendment to its Schedule 13D in the form of Exhibit B. Neither the Company nor VIEX shall otherwise issue any press release or other public statement regarding this Amendment without the prior written consent of the other Party, other than the filing by VIEX of the 13D that is consistent with the terms of this Amendment and (b) the filing by the Company of the 8-K that is consistent with the terms of this Amendment. During the Standstill Period, neither the Company nor VIEX shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the 8-K, except as required by law, regulation, regulator or the rules of any stock exchange or with the prior written consent of the other Party.

5. The Company shall within five days following the execution and delivery of this Amendment pay VIEX an amount equal to fifty thousand dollars ($50,000), which may be used for its out-of-pocket fees and expenses (including legal expenses) incurred in connection with the matters related hereto, including the Stockholder Meeting.

6. Effective upon the execution and delivery of this Amendment, the rights of the Observers under paragraph (a) of Section 1 of the Agreement shall be reinstated.

7. Except as specifically provided herein, the Agreement and the Observer Agreements remain in full force and effect without modification.

2

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

Quantum Corporation

By:	/s/ Jon Gacek
Name:	Jon W. Gacek
Title:	President and Chief Executive Officer

Signature Page to Amendment

VIEX Opportunities Fund, LP – Series One

By:	VIEX GP, LLC General Partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Opportunities Fund, LP – Series Two

By:	VIEX GP, LLC General Partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX GP, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Special Opportunities Fund III, LP

By:	VIEX Special Opportunities GP III, LLC General Partner

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Special Opportunities GP III, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

VIEX Capital Advisors, LLC

By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Managing Member

/s/ Eric Singer
ERIC SINGER